UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 26, 2015

RPM INTERNATIONAL INC.

(Exact name of registrant as specified in its charter)

Delaware	1-14187	02-0642224
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

2628 Pearl Road, P.O. Box 777, Medina, Ohio	44258
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (330) 273-5090

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On May 26, 2015, RPM International Inc. (the “Company”) entered into an Underwriting Agreement (the “Underwriting Agreement”) with Merrill Lynch, Pierce, Fenner & Smith Incorporated and Santander Investment Securities Inc., as representatives of the several underwriters named therein (collectively, the “Underwriters”), providing for the offer and sale by the Company of $250 million aggregate principal amount of 5.250% Notes due 2045 (the “Notes”).

The Underwriting Agreement includes customary representations, warranties and covenants by the Company. It also provides for customary indemnification by each of the Company and the Underwriters against certain liabilities and customary contribution provisions in respect of those liabilities.

The foregoing description of the material terms of the Underwriting Agreement is qualified in its entirety by reference to the Underwriting Agreement which is filed herewith as Exhibit 1.1 and is incorporated herein by reference. Certain of the Underwriters and their related entities have engaged and may engage in various financial advisory, commercial banking and investment banking transactions with the Company in the ordinary course of their business, for which they have received, or will receive, customary compensation and expense reimbursement.

Item 8.01	Other Events.

Sale of Notes

On May 26, 2015, the Company agreed to sell $250 million aggregate principal amount of its Notes pursuant to the Underwriting Agreement. The sale of the Notes is expected to close on May 29, 2015. The offering was priced at 99.401% of the $250 million principal amount of Notes to be issued. At that price, the Notes have a yield to maturity of 5.290%.

The expected net proceeds will be approximately $245.7 million after deducting the underwriting discount and estimated net expenses related to the offering. The Company intends to use the net proceeds from the offering of the Notes to repay a portion of the outstanding borrowings under the Company’s revolving credit facility. The outstanding borrowings under the Company’s revolving credit facility were made to pay a portion of our initial payment to the trust established under the bankruptcy plan for Specialty Products Holding Corp. and related entities, and to provide working capital and fund acquisitions over the past twelve months.

The offering of the Notes was registered under the Securities Act of 1933, as amended (the “Securities Act”), and is being made pursuant to the Company’s Registration Statement on Form S-3 (File No. 333-195132) and the Prospectus included therein (the “Registration Statement”), filed by the Company with the Securities and Exchange Commission (the “Commission”) on April 8, 2014, and the Prospectus Supplement relating thereto dated May 26, 2015 and filed with the Commission on May 27, 2015 pursuant to Rule 424(b)(5) promulgated under the Securities Act.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

1.1	Underwriting Agreement, dated May 26, 2015, among the Company and Merrill Lynch, Pierce, Fenner & Smith Incorporated and Santander Investment Securities Inc., as representatives of the Underwriters.

5.1	Opinion of Calfee, Halter & Griswold LLP

5.2	Opinion of Harter Secrest & Emery LLP

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RPM International Inc.
(Registrant)

Date May 29, 2015

/s/ Edward W. Moore
Edward W. Moore Senior Vice President, General Counsel and Chief Compliance Officer

Exhibit Index

Exhibit Number	Description

1.1	Underwriting Agreement, dated May 26, 2015, among the Company and Merrill Lynch, Pierce, Fenner & Smith Incorporated and Santander Investment Securities Inc., as representatives of the Underwriters.

5.1	Opinion of Calfee, Halter & Griswold LLP

5.2	Opinion of Harter Secrest & Emery LLP